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Term Sheet

Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2006-AR10 Trust

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Mortgage Securities Corp.
Sponsor

Washington Mutual Bank
Servicer

LaSalle Bank National Association
Trustee

WaMu Capital Corp.
Lead Manager

December 18, 2006

Closing Date	December 28, 2006
Investor Settlement Date	December 28, 2006
First Distribution Date	January 25, 2007
Cut-Off Date	December 1, 2006

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR (Hybrid ARM Loans) free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR (Hybrid ARM Loans) free writing prospectus we will provide you. You may obtain a copy of the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR (Hybrid ARM Loans) free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS 12/01/06. THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE. ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Description of Certificates

	Principal Amount (Approx.) (1) (3)	WAL (Yrs) (2)	Prin Window (Mths) (2)	Certificate Interest Rate	Tranche Type

Expected Ratings S&P/Moody’s

A-1	$252,295,000	0.90	01/07 – 12/08	Variable (4)	Senior	AAA/Aaa
A-2A	117,081,000	3.00	12/08 – 05/11	Variable (5)	Senior	AAA/Aaa
A-2B	13,009,000	3.00	12/08 – 05/11	Variable (6)	Senior	AAA/Aaa
A-3A	83,916,000	5.85	05/11 – 05/13	Variable (7)	Senior	AAA/Aaa
A-3B	9,324,000	5.85	05/11 – 05/13	Variable (8)	Senior	AAA/Aaa
M-1	7,260,000	4.41	02/10 – 05/13	Variable (9)	Subordinate	AA+/Aa1
M-2	3,500,000	4.41	01/10 – 05/13	Variable (10)	Subordinate	AA/Aa2
M-3	2,500,000	4.39	01/10 – 05/13	Variable (11)	Subordinate	AA-/Aa3
M-4	4,000,000	4.38	01/10 – 05/13	Variable (12)	Subordinate	A+/A2
B-1	2,750,000	4.17	01/10 – 01/13	Variable (13)	Subordinate	A-/Baa1
B-2	2,500,000	3.60	01/10 – 11/11	Variable (14)	Subordinate	BBB-/Baa3
R	100.00	0.08	01/07 – 01/07	N/A	Senior/Residual	AAA/Aaa
C	N/A	Not Offered Hereby		N/A	Subordinate	NR
PPP	N/A (15)	Not Offered Hereby		N/A (15)	Prepay Penalty	NR

(1)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)     WAL and Payment Windows for the Offered Certificates are shown based on the Pricing Prepayment Speed (as defined herein) and assuming the Optional Termination is exercised at the earliest Clean-Up Call Option Date.

(3)     Credit support for the Certificates will be provided through subordination, fully funded overcollateralization of approximately [0.50]% and excess spread.

(4)     The Class A-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 2 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(5)     The Class A-2A Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 2 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(6)     The Class A-2B Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 2 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(7)     The Class A-3A Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 2 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(8)     The Class A-3B Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 2 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(9)     The Class M-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 1.5 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(10)  The Class M-2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 1.5 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(11)  The Class M-3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 1.5 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(12)  The Class M-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 1.5 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(13)  The Class B-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 1.5 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(14)  The Class B-2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) one month LIBOR plus [__]% (the floating rate margin will be 1.5 times the initial margin for any Distribution Date after the Clean-Up Call Option Date) and  (ii) the Net WAC Cap.

(15)  The Class PPP Certificates will not receive principal or interest. The Class PPP Certificates will have a notional balance; however, the Class PPP Certificates will not accrue interest on their notional balance. The Class PPP notional amount will equal the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. The Class PPP Certificates will be entitled to receive prepayment penalty payments, with respect to voluntary full prepayments, remitted to the trust for certain Mortgage Loans.

Transaction Summary

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Trust:  Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2006-AR10 Trust.

Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank National Association.

Delaware Trustee:  Christiana Bank & Trust Company

Swap Counterparty:  [__]

Rating Agencies:  It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described herein.

Cut-off Date:  December 1, 2006.

Expected Pricing Date:  On or before December 21, 2006.

Closing Date:  December 28, 2006.

Servicing Fee:  For (a) the Mortgage Loans which have initial rate adjustments occurring approximately 5 years or earlier after the first payment date of such Mortgage Loan, 0.375% per annum and (b) all other Mortgage Loans, 0.250% per annum (plus, in the case of certain Mortgage Loans with lender paid primary mortgage insurance, the amount of the monthly portion of the applicable insurance premium required to be paid at origination, even if no longer required to be paid), with a weighted average for the first Distribution Date of approximately [0.340]% per annum.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in January 2007.

Due Period:  With respect to any Distribution Date, the calendar month immediately preceding such Distribution Date.

Due Date:  The first day of any calendar month.

Class A Certificates:  Classes A-1, A-2A, A-2B, A-3A and A-3B.

Class M Certificates:  Classes M-1, M-2, M-3 and M-4.

Class B Certificates:  Classes B-1 and B-2.

Senior Certificates:  Class A and Class R Certificates.

Subordinate Certificates:  Class M, Class B and Class C Certificates.

Certificates:  Senior Certificates, Subordinate Certificates and Class PPP Certificates.

Offered Certificates:  Class A, Class R, Class M, and Class B Certificates.

Non-Offered Certificates:  Class  C and Class PPP Certificates.

Registration:  Each class of Offered Certificates will initially be represented by a single Certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York.

Federal Tax Treatment:  For federal income tax purposes, one or more REMIC elections will be made with respect to the Trust.  For federal tax income purposes, the Offered Certificates (other than the Class R Certificates) will represent ownership of regular interests, coupled with an interest in a limited recourse notional principal contract (as described under “Material Federal Income Tax Consequences—Special Tax Considerations Applicable to the Swap OC Certificates” in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR (Hybrid ARM Loans) free writing prospectus). The Class R Certificates will represent ownership of a residual interest for federal income tax purposes.

SMMEA Treatment:  The Class A, Class M-1, Class M-2 and Class M-3 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

ERISA Eligibility:  The Offered Certificates (other than the Class R Certificates) are expected to be eligible for purchase by a person investing assets of employee benefit plans or individual retirement accounts (each, a “Plan Investor”); however, they may not be acquired or held by a Plan Investor before the termination of the swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under Section 408(b)(17) of ERISA or one of the investor-based class exemptions described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR (Hybrid ARM Loans) free writing prospectus under “ERISA Considerations.” Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by Plan Investors.

Optional Termination:  The terms of the transaction allow for an optional termination of the Trust which may be exercised once the aggregate principal balance of the Mortgage Loans is  less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (a “Clean-Up Call Option Date”).

Day Count:  Actual/360.

Interest Accrual Period:  The interest accrual period for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Investor Settlement Date) and ending on the 24th day of the month during which such Distribution Date occurs.

Delay Days:  0 day delay.

Pricing Prepayment Speed:  30% CPR.

Settlement:  The Offered Certificates settle flat.  The Investor Settlement Date is December 28, 2006.

Compensating Interest:  Compensating interest paid by the Servicer with respect to the Mortgage Loans will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans, any reinvestment income realized by the Servicer relating to payoffs on the Mortgage Loans made during the prepayment period, and interest payments on the payoffs received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans.

Mortgage Loans:  The Mortgage Loans consist of Alt-A, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 years.  The Mortgage Loans are indexed to either Six-Month LIBOR or One-Year LIBOR and have initial rate adjustments occurring approximately 1, 2, 3, 5, 7 or 10 years after the first payment date of each Mortgage Loan.  As of the Cut-off Date, approximately 89.18% of the Mortgage Loans are scheduled to pay only interest during an initial period specified in the related mortgage note and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining term.

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is approximately $500,657,943, subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Originator Concentrations	Approx %
Washington Mutual Bank	66.00%
Quicken Loans	11.50%
All Other Originators Less Than 10%

Stated Principal Balance:  For any Mortgage Loan for any date of determination, its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced by the amount of any realized loss on that Mortgage Loan allocable to principal incurred in any calendar month prior to the month of the date of determination (except, if the date of determination is earlier in the month than the Distribution Date, for the immediately preceding calendar month).

Servicer Advances:  The Servicer will advance principal and interest provided the Servicer determines the advance is recoverable from future payments.

Excess Spread:  The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-off Date.

Gross WAC:	[6.759]%
Less Initial Servicing Fee:	[0.340]%
Net WAC:	[6.419]%
Less Initial Certificate Coupon (Approx.)(1)	[5.496]%
Plus Initial Swap Inflow (1):	[0.490]%
Initial Excess Spread:	[1.413]%

(1) Assumes one-month LIBOR equal to 5.350% and initial marketing spreads.  This amount will vary on each Distribution Date based on changes to one-month LIBOR, the principal balance of each certificate outstanding and day count.

Pass-Through Rate:  The “Pass-Through Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the Servicing Fee.

Weighted Average Pass-Through Rate:  For any Distribution Date, the weighted average of the Pass-Through Rates on the Mortgage Loans as of the second preceding Due Date.

Net WAC Cap:  For any Distribution Date, the percentage equivalent of a fraction, (1) the numerator of which is equal to (a) interest accrued on the Mortgage Loans at the Weighted Average Pass-Through Rate for such Distribution Date, minus (b) the sum of any Net Swap Payment owed to the Swap Counterparty and any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default by, or certain termination events with respect to, the Swap Counterparty) owed to the Swap Counterparty for such Distribution Date, plus (c) any Net Swap Payment received from the Swap Counterparty for such Distribution Date, and (2) the denominator of which is equal to the product of (a) the actual number of days in the related Interest Accrual Period divided by 360 and (b) the aggregate principal balance of the Mortgage Loans as of the second preceding Due Date.

Credit Enhancement:   Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;

2) Overcollateralization Amount; and

3) Subordination.

Net Swap Payments received from the Swap Counterparty may be available as an additional form of credit enhancement.

Accrued Certificate Interest:  For each class of Certificates and any Distribution Date, interest will accrue during the related Interest Accrual Period on the related  Class Certificate balance immediately prior to such Distribution Date at the related Certificate Interest Rate as reduced by that class’ share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount:  For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans, less the Servicing Fee.

Principal Remittance Amount:    For any Distribution Date, the sum of:

(i)   all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer on the related remittance date;

(ii)   the principal portion of all partial prepayments received during the month prior to the month during which such Distribution Date occurs and all full prepayments received from the 15th day of the prior month through the 14th day of the month during which such Distribution Date occurs;

(iii)   the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

(iv)   the principal portion of the repurchase price for any repurchased Mortgage Loans that were repurchased during the prior calendar month;

(v)   the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan that was substituted during the prior calendar month; and

(vi)   the principal portion of the termination price if the Optional Termination is exercised.

Principal Distribution Amount:  On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:  On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Overcollateralization Excess Amount, if any.

Extra Principal Distribution Amount:  For any Distribution Date, the lesser of (i) the excess, if any, of (x) the Interest Remittance Amount for such Distribution Date, over (y) the aggregate interest payable on the Offered Certificates and amounts payable to the Supplemental Interest Trust from the Interest Remittance Amount on such Distribution Date pursuant to the interest waterfall described below in “Distributions—Interest Distributions” and (ii) the Overcollateralization Deficiency Amount for such Distribution Date.

Overcollateralization Deficiency Amount:  For any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, in each case calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate principal balance of the Offered Certificates resulting from the payment of the Basic Principal Distribution Amount on such Distribution Date, and after giving effect to the reduction of the principal balances of the Mortgage Loans as a result of losses incurred in the prior calendar month, but prior to giving effect  to the allocation of any losses to the Certificates on such Distribution Date.

Overcollateralization Excess Amount:    For any Distribution Date, will equal the excess, if any, of (i) the Overcollateralization Amount over (ii) the Targeted Overcollateralization Amount for such Distribution Date, in each case calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate principal balance of the Offered Certificates that would result if 100% of the Principal Remittance Amount were applied as a principal payment on such Distribution Date to the Offered Certificates, and after giving effect to the reduction of the principal balances of the Mortgage Loans as a result of losses incurred in the prior calendar month, but prior to giving effect to the allocation of any losses to the Certificates on such Distribution Date.

Targeted Overcollateralization Amount:  For any Distribution Date (i) prior to the Stepdown Date, approximately [0.50]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date; (ii) on or after the Stepdown Date and for which a Trigger Event has not occurred, the greater of (a) the lesser of (x) [0.50]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date and (y) [1.00]% of the aggregate principal balance of the Mortgage Loans for such Distribution Date, or (b) [0.35]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date; and (iii) on or after the Stepdown Date for which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Net Monthly Excess Cashflow:  For any Distribution Date, the amount of available funds for such Distribution Date (other than any amounts received from the Swap Counterparty) remaining after making all payments to the Offered Certificates and the Supplemental Interest Trust pursuant to the interest and principal waterfalls described below in “Distributions—Interest Distributions” and “—Principal Distributions”.

Overcollateralization Amount:   For any Distribution Date, will equal the excess, if any,of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Offered Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [0.50]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Mortgage Insurance:  As of the Cut-Off Date, all of the mortgage loans with LTV’s greater than 80% are covered by mortgage insurance.

Stepdown Date:    The earlier to occur of:

(i) the Distribution Date immediately following the Distribution Date on which the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero; and

(ii) the later to occur of

a. the Distribution Date occurring in January 2010; and

b. the first Distribution Date on which the Senior Credit Enhancement Percentage is greater than or equal to approximately [10.00]%.

Class	Initial Subordination	Total Subordinationat Stepdown
A	[5.00]%	[10.00]%
M-1	[3.55]%	[7.10]%
M-2	[2.85]%	[5.70]%
M-3	[2.35]%	[4.70]%
M-4	[1.55]%	[3.10]%
B-1	[1.00]%	[2.00]%
B-2	[0.50]%	[1.00]%

Trigger Event:    A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 day+ rolling average equals or exceeds [40.00]% of the Senior Credit Enhancement Percentage (the 60 day+ rolling average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Distribution Date	Percentage
January 2010 through December 2010	[0.20]% for the first month plus an additional 1/12th of [0.25]% for each month thereafter
January 2011 through December 2011	[0.45]% for the first month plus an additional 1/12th of [0.35]% for each month thereafter
January 2012 through December 2012	[0.80]% for the first month plus an additional 1/12th of [0.35]% for each month thereafter
January 2013 through December 2013	[1.15]% for the first month plus an additional 1/12th of [0.20]% for each month thereafter
January 2014 and thereafter	[1.35]%
Sequential Trigger Event:    A Sequential Trigger Event is in effect on any Distribution Date if (i) for any Distribution Date before January 2010, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date exceeds [__]% or (ii) for any Distribution Date in or after January 2010, a Trigger Event is in effect on that Distribution Date.

Senior Credit Enhancement Percentage:   The “Senior Credit Enhancement Percentage” for any Distribution Date is equal to (i) the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans on such Distribution Date over (b) the aggregate Class Principal Balance of the Class A Certificates on such Distribution Date (calculated for this purpose after giving effect to all distributions on such Distribution Date in reduction of the Class Principal Balances of the Class A Certificates, up to an amount equal to the Class A Principal  Distribution Amount for such Distribution Date), divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans on such Distribution Date.

Basis Risk Carry Forward Amount:  As to any Distribution Date, the Basis Risk Carry Forward Amount for each class of Offered Certificates will equal the sum of:

(i)       the excess, if any, of interest that would have accrued on such class at the related Certificate Interest Rate (without regard to the Net WAC Cap) over interest due on such class at a rate equal to the Net WAC Cap;

(ii)     any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates; and

(iii)    interest on the amount in clause (ii) at the related Certificate Interest Rate for such class (without regard to the Net WAC Cap).

Class A Principal Distribution Amount:    Will be an amount equal to the excess of (x) the aggregate Class Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [90.00]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-1 Principal Distribution Amount:   Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-1 Certificates immediately prior to suchDistribution Date, over (y) the lesser of (A) the product of (i) [92.90]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount:   Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the Class Principal Balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Class Principal Balance of the Class M-2 Certificates immediately prior to suchDistribution Date, over (y) the lesser of (A) the product of (i) [94.30]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount:   Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M-1 and Class M-2 Certificates (after taking into account any payment of the Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) [95.30]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount:   Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M-1, Class M-2, and Class M-3 Certificates (after taking into account any payment of the Class M-1, Class M-2, and Class M-3 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) [96.90]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Distribution Amount:   Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M Certificates (after taking into account any payment of the Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) [98.00]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Distribution Amount:   Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M and Class B-1 Certificates (after taking into account any payment of the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) [99.00]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Swap Agreement:  The Certificates will have the benefit of a swap agreement with an initial swap notional amount of approximately $[497,651,000]. The swap notional amount will amortize in accordance with a swap schedule as specified herein. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty an amount equal to a per annum rate of [__]% (on a 30/360 basis) on the swap notional amount (the “Fixed Swap Payment”), and the Swap Counterparty will be obligated to pay to the Supplemental Interest Trust an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount (the “Floating Swap Payment”).  Only the net amount of the two obligations (the  “Net Swap Payment”) will be paid by the appropriate party. To the extent that the Fixed Swap Payment exceeds the Floating Swap Payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Swap Counterparty. To the extent that the Floating Payment exceeds the Fixed Payment on any Distribution Date, the Swap Counterparty will be required to make a Net Swap Payment to the Supplemental Interest Trust.  See the Swap Schedule below.

  In addition, in the event of an early termination of the swap agreement, the Supplemental Interest Trust or the Swap Counterparty may be required to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment to the Swap Counterparty, that amount will be paid by the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Date until paid in full, prior to any distributions to the Offered Certificates, except for certain Swap Termination Payments resulting from an event of default by, or certain termination events with respect to, the swap counterparty which will be paid pursuant to clause (9) under “Distributions—Allocation of Funds in the Supplemental Interest Trust” below.

SWAP SCHEDULE

DISTRIBUTION PERIOD	DISTRIBUTION DATE	NOTIONAL SCHEDULE	DISTRIBUTION PERIOD	DISTRIBUTION DATE	NOTIONAL SCHEDULE

1	1/25/07	$497,651,000.00	32	8/25/09	$188,811,448.54
2	2/25/07	491,467,417.42	33	9/25/09	181,217,018.95
3	3/25/07	484,511,767.08	34	10/25/09	173,235,006.37
4	4/25/07	476,493,659.78	35	11/25/09	166,809,491.99
5	5/25/07	465,865,600.11	36	12/25/09	160,469,950.15
6	6/25/07	453,836,868.37	37	1/25/10	154,865,866.87
7	7/25/07	440,329,278.02	38	2/25/10	149,711,973.40
8	8/25/07	426,495,872.95	39	3/25/10	145,324,024.05
9	9/25/07	412,125,473.53	40	4/25/10	141,034,048.83
10	10/25/07	398,024,653.57	41	5/25/10	136,031,651.64
11	11/25/07	385,487,694.09	42	6/25/10	130,797,231.58
12	12/25/07	372,627,035.03	43	7/25/10	125,529,180.56
13	1/25/08	361,265,887.14	44	8/25/10	120,322,510.48
14	2/25/08	350,739,103.17	45	9/25/10	115,330,788.50
15	3/25/08	341,657,665.32	46	10/25/10	110,422,461.33
16	4/25/08	332,684,636.67	47	11/25/10	106,134,340.03
17	5/25/08	322,153,497.90	48	12/25/10	101,961,634.14
18	6/25/08	311,154,039.67	49	1/25/11	98,291,353.20
19	7/25/08	299,634,663.05	50	2/25/11	94,946,990.01
20	8/25/08	288,202,234.52	51	3/25/11	92,040,478.93
21	9/25/08	277,048,603.52	52	4/25/11	89,286,782.52
22	10/25/08	265,159,433.05	53	5/25/11	85,623,268.30
23	11/25/08	256,394,215.81	54	6/25/11	81,848,026.20
24	12/25/08	247,405,217.79	55	7/25/11	76,990,077.26
25	1/25/09	239,510,689.50	56	8/25/11	71,333,061.02
26	2/25/09	232,236,044.75	57	9/25/11	62,250,488.95
27	3/25/09	225,954,707.73	58	10/25/11	51,872,435.61
28	4/25/09	219,786,699.43	59	11/25/11	39,485,199.98
29	5/25/09	212,454,846.05	60	12/25/11	28,370,429.79
30	6/25/09	204,721,611.63	61	1/25/12 and thereafter	0.00
31	7/25/09	196,761,950.29

Realized Loss:  With respect to a defaulted Mortgage Loan that is liquidated, an amount equal to the portion of the principal balance remaining unpaid after the application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fee in respect to such Mortgage Loan.

Allocation of Realized Losses:  Realized losses on the Mortgage Loans will first reduce the portion of Net Monthly Excess Cashflow available for distribution after giving effect to the distribution under clause (1) under “Distributions—Allocation of Net Monthly Excess Cashflow” below and then will reduce the Overcollateralization Amount.  If the Overcollateralization Amount has been reduced to zero, then realized losses will be allocated to the Subordinate Certificates (other than the Class C Certificates) in reverse order of priority, in each case, until their Class Principal Balances have been reduced to zero.

On each Distribution Date, if the aggregate Class Principal Balance of all outstanding classes of Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation of all realized losses to those certificates on that Distribution Date), that excess will be deemed a principal loss and will be allocated to the most junior class of Subordinate Certificates (other than the Class C Certificates) then outstanding until the aggregate Class Principal Balance of the Subordinate Certificates (other than the Class C Certificates) is reduced to zero.  Realized losses will not be allocated to the Senior Certificates.

Distributions

Interest Distributions

On each Distribution Date, interest distributions from the Interest Remittance Amount will be distributed, sequentially, as follows:

1. first, to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty and any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default by, or certain termination events with respect to, the Swap Counterparty) owed to the Swap Counterparty;

2. second, to the Senior Certificates, pro rata, their Accrued Certificate Interest and their unpaid Accrued Certificate Interest, if any, from prior Distribution Dates;

3. third, to the Class M-1 Certificates, their Accrued Certificate Interest;

4. fourth, to the Class M-2 Certificates, their Accrued Certificate Interest;

5. fifth, to the Class M-3 Certificates, their Accrued Certificate Interest;

6. sixth, to the Class M-4 Certificates, their Accrued Certificate Interest;

7. seventh, to the Class B-1 Certificates, their Accrued Certificate Interest; and

8. eighth, to the Class B-2 Certificates, their Accrued Certificate Interest.

Principal Distributions

On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on or after the applicable Stepdown Date and on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Basic Principal Distribution Amount will be distributed, sequentially, in the following order of priority:

1. first, to the holders of the Class R Certificates, until the Class R Principal Balance has been reduced to zero;

2. second, until the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero, sequentially, in the following order of priority:

a. first, to the holders of the Class A-1 Certificates, until the Class A-1 Principal Balance has been reduced to zero;

b. second, to the holders of the Class A-2A and Class A-2B Certificates, either (1) if a Sequential Trigger Event is not in effect on that Distribution Date, pro rata, until the Class A-2A and Class A-2B Class Principal Balances have each been reduced to zero, or (2) if a Sequential Trigger Event is in effect on that Distribution Date, sequentially, first, to the holders of the Class A-2A Certificates, until the Class A-2A Principal Balance has been reduced to zero, and, second, to the holders of the Class A-2B Certificates, until the Class A-2B Principal Balance has been reduced to zero; and

c. third, to the holders of the Class A-3A and Class A-3B Certificates, either (1) if a Sequential Trigger Event is not in effect on that Distribution Date, pro rata, until the Class A-3A and Class A-3B Class Principal Balances have each been reduced to zero, or (2) if a Sequential Trigger Event is in effect on that Distribution Date, sequentially, first, to the holders of the Class A-3A Certificates, until the Class A-3A Principal Balance has been reduced to zero, and, second, to the holders of the Class A-3B Certificates, until the Class A-3B Principal Balance has been reduced to zero; and

3. third, sequentially, in the following order of priority:

a. first, to the holders of the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b. second, to the holders of the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c. third, to the holders of the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d. fourth, to the holders of the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e. fifth, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

f. sixth, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero.

On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Basic Principal Distribution Amount will be distributed, sequentially, in the following amounts and order of priority:

1. first, an amount, up to the Class A Principal Distribution Amount, until the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero, sequentially, in the following order of priority:

a. first, to the holders of the Class A-1 Certificates, until the Class A-1 Principal Balance has been reduced to zero;

b. second, to the holders of the Class A-2A and Class A-2B Certificates, pro rata, until the Class A-2A and Class A-2B Class Principal Balances have each been reduced to zero; and

c. third, to the holders of the Class A-3A and Class A-3B Certificates, pro rata, until the Class A-3A and Class A-3B Class Principal Balances have each been reduced to zero; and

2. second, sequentially, in the following order of priority:

a. first, to the holders of the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

b. second, to the holders of the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

c. third, to the holders of the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

d. fourth, to the holders of the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

e. fifth, to the holders of the Class B-1 Certificates, up to the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and

f. sixth, to the holders of the Class B-2 Certificates, up to the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero.

Notwithstanding the allocation of principal to the Class A Certificates described above, on and after the Distribution Date on which the aggregate certificate principal balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates have been or will be reduced to zero, any principal distributions allocated to the Class A Certificates will be allocated pro rata to the Class A Certificates, based on their respective certificate principal balances; provided, however, that if a Sequential Trigger Effect is in effect on that Distribution Date, (a) the aggregate allocations to the Class A-2A and Class A-2B Certificates will not be paid pro rata, but instead will be paid sequentially, first, to the Class A-2A Certificates, until the Class A-2A Principal Balance has been reduced to zero, and second, to the Class A-2B Certificates, until the Class A-2B Principal Balance has been reduced to zero, and (b) the aggregate allocations to the Class A-3A and Class A-3B Certificates will not be paid pro rata, but instead will be paid sequentially, first, to the Class A-3A Certificates, until the Class A-3A Principal Balance has been reduced to zero, and second, to the Class A-3B Certificates, until the Class A-3B Principal Balance has been reduced to zero.

Allocation of Net Monthly Excess Cashflow

On each Distribution Date, any Net Monthly Excess Cashflow will be distributed, sequentially, in the following order of priority:

1. first, to the holders of the Offered Certificates, as principal, the Extra Principal Distribution Amount, in the priority described above under “—Principal Distributions”, until the Targeted Overcollateralization Amount has been achieved;

2. second, to the holders of the Class M-1 Certificates, their unpaid Accrued Certificate Interest;

3. third, to the holders of the Class M-2 Certificates, their unpaid Accrued Certificate Interest;

4. fourth, to the holders of the Class M-3 Certificates, their unpaid Accrued Certificate Interest;

5. fifth, to the holders of the Class M-4 Certificates, their unpaid Accrued Certificate Interest;

6. sixth, to the holders of the Class B-1 Certificates, their unpaid Accrued Certificate Interest;

7. seventh, to the holders of the Class B-2 Certificates, their unpaid Accrued Certificate Interest;

8. eighth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, in that order, up to the amount of unreimbursed realized losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause will not cause a further reduction in the class principal balance of any of the Offered Certificates;

9. ninth, to the Class A Certificates, pro rata based on Basis Risk Carry Forward Amount, any Basis Risk Carry Forward Amount for such classes for such Distribution Date;

10.  tenth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, in that order, up to their respective Basis Risk Carry Forward Amount for such Distribution Date; and

11. eleventh, to the Supplemental Interest Trust, any remaining amount for application as described under “—Allocation of Funds in the Supplemental Interest Trust” below.

Allocation of Funds in the Supplemental Interest Trust

Funds deposited into the Supplemental Interest Trust on each Distribution Date will include:

1. any Net Swap Payments and any Swap Termination Payments owed to the Swap Counterparty and received from the trust pursuant to clause (1) under “—Interest Distributions” above;

2. any Net Swap Payments received from the Swap Counterparty for such Distribution Date; and

3. any Net Monthly Excess Cashflow received from the trust pursuant to clause (11) under “—Allocation of Net Monthly Excess Cashflow” above.

On each Distribution Date, funds in the Supplemental Interest Trust will be distributed, sequentially, in the following order of priority:

1. first, to the Swap Counterparty, any Net Swap Payments and any Swap Termination Payments (other than certain Swap Termination Payments resulting from an event of default by, or certain termination events with respect to, the Swap Counterparty) owed to the Swap Counterparty for such Distribution Date;

2. second, to the Senior Certificates, pro rata, their Accrued Certificate Interest and their unpaid Accrued Certificate Interest, if any, from prior Distribution Dates, to the extent not already paid pursuant to step (2) under “—Interest Distributions” above;

3. third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, in that order, their Accrued Certificate Interest, to the extent not already paid pursuant to steps (3) through (8) under “—Interest Distributions” above;

4. fourth, to the holders of the Offered Certificates, as principal, in the priority described above under “—Principal Distributions”, until the Targeted Overcollateralization Amount has been achieved, to the extent not already paid pursuant to step (1) under “—Allocation of Net Monthly Excess Cashflow” above;

5. fifth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, in that order, their unpaid Accrued Certificate Interest, if any, from prior Distribution Dates, to the extent not already paid pursuant to steps (2) through (7) under “—Allocation of Net Monthly Excess Cashflow” above;

6. sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, in that order, up to the amount of unreimbursed realized losses previously allocated to that class, if any, to the extent not already paid pursuant to step (8) under “—Allocation of Net Monthly Excess Cashflow” above; provided, however, that any amounts distributed pursuant to this clause will not cause a further reduction in the class principal balance of any of the Offered Certificates;

7. seventh, to the Class A Certificates, pro rata, any Basis Risk Carry Forward Amount for such class for such Distribution Date,to the extent not already paid pursuant to step (9) under “—Allocation of Net Monthly Excess Cashflow” above;

8. eighth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, in that order, up to their respective Basis Risk Carry Forward Amount for such Distribution Date, to the extent not already paid pursuant to step (10) under “—Allocation of Net Monthly Excess Cashflow” above;

9. ninth, to the Swap Counterparty, any Swap Termination Payments owed to the Swap Counterparty resulting from an event of default by, or certain termination events with respect to, the Swap Counterparty; and

10. tenth, to the holders of the Class C Certificates.

ORIGINATOR DISCLOSURES

Quicken, a Michigan corporation, is a wholly owned subsidiary of Rock Holdings Inc. Quicken is engaged primarily in the mortgage banking business, and as such, originates and sells mortgage loans.  Quicken markets conventional, government-insured, sub-prime mortgage loans and home equity lines of credit to consumers through the Internet, a call center, and four retail branches. Quicken’s mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans. Quicken’s principal office is located at 20555 Victor Parkway, Livonia, Michigan 48152.

SENSITIVITY TABLE FOR THE OFFERED CERTIFICATES (TO CLEAN-UP CALL OPTION DATE)

Class	Prepayment Speed	15% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	45% CPR
A-1	WAL	1.93	1.42	1.11	0.90	0.75	0.64	0.55
	First Prin Pmt	Jan07	Jan07	Jan07	Jan07	Jan07	Jan07	Jan07
	Last Prin Pmt	Apr11	Feb10	Jun09	Dec08	Aug08	May08	Mar08
	Prin Window	52	38	30	24	20	17	15
A-2A	WAL	6.52	4.81	3.75	3.00	2.45	2.04	1.75
	First Prin Pmt	Apr11	Feb10	Jun09	Dec08	Aug08	May08	Mar08
	Last Prin Pmt	May16	Dec13	Jun12	May11	Aug10	Oct09	May09
	Prin Window	62	47	37	30	25	18	15
A-2B	WAL	6.52	4.81	3.75	3.00	2.45	2.04	1.75
	First Prin Pmt	Apr11	Feb10	Jun09	Dec08	Aug08	May08	Mar08
	Last Prin Pmt	May16	Dec13	Jun12	May11	Aug10	Oct09	May09
	Prin Window	62	47	37	30	25	18	15
A-3A	WAL	12.20	9.18	7.21	5.85	4.86	4.07	3.42
	First Prin Pmt	May16	Dec13	Jun12	May11	Aug10	Oct09	May09
	Last Prin Pmt	Apr20	Jan17	Nov14	May13	Apr12	Jun11	Nov10
	Prin Window	48	38	30	25	21	21	19
A-3B	WAL	12.20	9.18	7.21	5.85	4.86	4.07	3.42
	First Prin Pmt	May16	Dec13	Jun12	May11	Aug10	Oct09	May09
	Last Prin Pmt	Apr20	Jan17	Nov14	May13	Apr12	Jun11	Nov10
	Prin Window	48	38	30	25	21	21	19
M-1	WAL	8.85	6.61	5.23	4.41	3.92	3.63	3.50
	First Prin Pmt	Mar11	Feb10	Jan10	Feb10	Feb10	Mar10	Apr10
	Last Prin Pmt	Apr20	Jan17	Nov14	May13	Apr12	Jun11	Nov10
	Prin Window	110	84	59	40	27	16	8
M-2	WAL	8.86	6.61	5.23	4.41	3.89	3.59	3.43
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Feb10	Feb10	Mar10
	Last Prin Pmt	Apr20	Jan17	Nov14	May13	Apr12	Jun11	Nov10
	Prin Window	110	84	59	41	27	17	9
M-3	WAL	8.86	6.61	5.23	4.39	3.89	3.55	3.40
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Feb10	Feb10	Mar10
	Last Prin Pmt	Apr20	Jan17	Nov14	May13	Apr12	Jun11	Nov10
	Prin Window	110	84	59	41	27	17	9
M-4	WAL	8.84	6.60	5.22	4.38	3.86	3.54	3.34
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Jan10	Feb10	Feb10
	Last Prin Pmt	Apr20	Jan17	Nov14	May13	Apr12	Jun11	Nov10
	Prin Window	110	84	59	41	28	17	10
B-1	WAL	8.44	6.28	4.97	4.17	3.67	3.35	3.19
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Jan10	Jan10	Jan10
	Last Prin Pmt	Aug19	Jul16	Jun14	Jan13	Jan12	Apr11	Aug10
	Prin Window	102	78	54	37	25	16	8
B-2	WAL	7.29	5.39	4.27	3.60	3.25	3.10	3.08
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Jan10	Jan10	Jan10
	Last Prin Pmt	Apr17	Sep14	Jan13	Nov11	Jan11	May10	Jan10
	Prin Window	74	56	37	23	13	5	1

SENSITIVITY TABLE FOR THE OFFERED CERTIFICATES (TO MATURITY)

Class	Prepayment Speed	15% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	45% CPR
A-1	WAL	1.93	1.42	1.11	0.90	0.75	0.64	0.55
	First Prin Pmt	Jan07	Jan07	Jan07	Jan07	Jan07	Jan07	Jan07
	Last Prin Pmt	Apr11	Feb10	Jun09	Dec08	Aug08	May08	Mar08
	Prin Window	52	38	30	24	20	17	15
A-2A	WAL	6.52	4.81	3.75	3.00	2.45	2.04	1.75
	First Prin Pmt	Apr11	Feb10	Jun09	Dec08	Aug08	May08	Mar08
	Last Prin Pmt	May16	Dec13	Jun12	May11	Aug10	Oct09	May09
	Prin Window	62	47	37	30	25	18	15
A-2B	WAL	6.52	4.81	3.75	3.00	2.45	2.04	1.75
	First Prin Pmt	Apr11	Feb10	Jun09	Dec08	Aug08	May08	Mar08
	Last Prin Pmt	May16	Dec13	Jun12	May11	Aug10	Oct09	May09
	Prin Window	62	47	37	30	25	18	15
A-3A	WAL	14.26	10.91	8.64	7.05	5.87	4.94	4.14
	First Prin Pmt	May16	Dec13	Jun12	May11	Aug10	Oct09	May09
	Last Prin Pmt	Jul33	May29	May25	Apr22	Oct19	Nov17	May16
	Prin Window	207	186	156	132	111	98	85
A-3B	WAL	14.26	10.91	8.64	7.05	5.87	4.94	4.14
	First Prin Pmt	May16	Dec13	Jun12	May11	Aug10	Oct09	May09
	Last Prin Pmt	Jul33	May29	May25	Apr22	Oct19	Nov17	May16
	Prin Window	207	186	156	132	111	98	85
M-1	WAL	9.43	7.08	5.62	4.74	4.19	3.86	3.69
	First Prin Pmt	Mar11	Feb10	Jan10	Feb10	Feb10	Mar10	Apr10
	Last Prin Pmt	Jun25	Mar21	Apr18	Apr16	Sep14	Jul13	Aug12
	Prin Window	172	134	100	75	56	41	29
M-2	WAL	9.31	6.98	5.53	4.66	4.10	3.78	3.57
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Feb10	Feb10	Mar10
	Last Prin Pmt	Oct23	Nov19	Mar17	Apr15	Dec13	Nov12	Jan12
	Prin Window	152	118	87	64	47	34	23
M-3	WAL	9.18	6.88	5.45	4.57	4.04	3.68	3.51
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Feb10	Feb10	Mar10
	Last Prin Pmt	Sep22	Jan19	Jul16	Sep14	Jun13	Jun12	Aug11
	Prin Window	139	108	79	57	41	29	18
M-4	WAL	8.94	6.68	5.29	4.44	3.91	3.59	3.37
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Jan10	Feb10	Feb10
	Last Prin Pmt	Oct21	Mar18	Nov15	Mar14	Dec12	Jan12	May11
	Prin Window	128	98	71	51	36	24	16
B-1	WAL	8.44	6.28	4.97	4.17	3.67	3.35	3.19
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Jan10	Jan10	Jan10
	Last Prin Pmt	Aug19	Jul16	Jun14	Jan13	Jan12	Apr11	Aug10
	Prin Window	102	78	54	37	25	16	8
B-2	WAL	7.29	5.39	4.27	3.60	3.25	3.10	3.08
	First Prin Pmt	Mar11	Feb10	Jan10	Jan10	Jan10	Jan10	Jan10
	Last Prin Pmt	Apr17	Sep14	Jan13	Nov11	Jan11	May10	Jan10
	Prin Window	74	56	37	23	13	5	1

NET WAC CAP

DISTRIBUTION PERIOD	DISTRIBUTION DATE	NET WAC CAP	DISTRIBUTION PERIOD	DISTRIBUTION DATE	NET WAC CAP

1	1/25/07	21.965%	40	4/25/10	20.084%
2	2/25/07	21.545%	41	5/25/10	20.068%
3	3/25/07	21.918%	42	6/25/10	19.871%
4	4/25/07	21.991%	43	7/25/10	19.794%
5	5/25/07	22.144%	44	8/25/10	19.556%
6	6/25/07	22.165%	45	9/25/10	19.396%
7	7/25/07	22.196%	46	10/25/10	19.307%
8	8/25/07	22.125%	47	11/25/10	19.110%
9	9/25/07	22.057%	48	12/25/10	19.062%
10	10/25/07	22.018%	49	1/25/11	18.895%
11	11/25/07	21.946%	50	2/25/11	18.836%
12	12/25/07	21.922%	51	3/25/11	19.091%
13	1/25/08	21.864%	52	4/25/11	18.819%
14	2/25/08	21.868%	53	5/25/11	18.786%
15	3/25/08	22.007%	54	6/25/11	18.546%
16	4/25/08	21.979%	55	7/25/11	18.315%
17	5/25/08	21.982%	56	8/25/11	17.811%
18	6/25/08	21.865%	57	9/25/11	17.163%
19	7/25/08	21.787%	58	10/25/11	16.647%
20	8/25/08	21.611%	59	11/25/11	15.574%
21	9/25/08	21.477%	60	12/25/11	15.066%
22	10/25/08	21.353%	61	1/25/12	9.798%
23	11/25/08	21.248%	62	2/25/12	9.798%
24	12/25/08	21.212%	63	3/25/12	10.473%
25	1/25/09	21.123%	64	4/25/12	9.797%
26	2/25/09	21.110%	65	5/25/12	10.124%
27	3/25/09	21.315%	66	6/25/12	9.797%
28	4/25/09	21.195%	67	7/25/12	10.123%
29	5/25/09	21.187%	68	8/25/12	9.796%
30	6/25/09	21.029%	69	9/25/12	9.796%
31	7/25/09	20.947%	70	10/25/12	10.122%
32	8/25/09	20.735%	71	11/25/12	9.796%
33	9/25/09	20.587%	72	12/25/12	10.122%
34	10/25/09	20.482%	73	1/25/13	9.795%
35	11/25/09	20.311%	74	2/25/13	9.800%
36	12/25/09	20.254%	75	3/25/13	10.850%
37	1/25/10	20.111%	76	4/25/13	9.800%
38	2/25/10	20.059%	77	5/25/13	10.127%
39	3/25/10	20.283%	78	6/25/13	9.800%

The assumptions for the Net WAC CAP table above are as follows:
* Run at 30% CPR to the Clean-Up Call Option Date.

* Derived assuming LIBOR indices are held constant at 20.00% beginning on the first Distribution Date.

* Includes the application of Net Swap Payments received or paid by the trust.

Break-Even CDR Table

Class	M-1	M-2	M-3
Rating (Moody's / S&P)	Aa1 / AA+	Aa2 / AA	Aa3 / AA-

Break-Even CDR (%)	7.52	6.59	5.95
Collateral Loss (%)	5.96	5.32	4.86

Class	M-4	B-1	B-2
Rating (Moody's / S&P)	A2 / A+	Baa1 / A-	Baa3 / BBB-

Break-Even CDR (%)	4.94	4.23	3.67
Collateral Loss (%)	4.12	3.58	3.15

The assumptions for the break-even CDR table above are as follows:
* Cash flows run at 30% CPR to Maturity
* Forward LIBOR
* Triggers are failing after the Stepdown Date
* Sequential trigger fails prior to the Stepdown Date
* 33% loss severity
* 6 month liquidation lag
* Defaults are in addition to voluntary prepayments
* Servicer advances 100% of principal and interest until liquidation
* "Break-Even CDR" is the approximate Constant Default Rate that generates the first dollar of principal writedown on the related Class

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

Washington Mutual Mortgage Pass-Through Certificates
WMALT Series 2006-AR10
Mortgage Loans
Preliminary Collateral Information As of 12/01/06

SUMMARY

TOTAL CURRENT BALANCE	$500,657,943
TOTAL ORIGINAL BALANCE	$501,920,741
NUMBER OF LOANS	1,566
		Minimum	Maximum
AVG CURRENT BALANCE	$319,705	$43,168	$1,498,709
WAVG GROSS COUPON	6.759%	5.000%	9.550%
WAVG ORIGINAL LTV	72.73	9.14	95.00
WAVG COMBINED LTV	81.28	9.14	100.00
WAVG FICO SCORE	717	0	820
WAVG ORIGINAL TERM	360	360	360
WAVG REMAINING TERM	358	344	359
WAVG SEASONING	2	1	16
WAVG MONTHS TO ROLL	65	8	119
WAVG MARGIN	2.31%	0.23%	5.00%
WAVG INITIAL CAP	5.12%	2.00%	6.00%
WAVG PERIODIC CAP	1.79%	1.00%	2.00%
WAVG MAXIMUM RATE	11.94%	10.00%	15.55%
WAVG SILENT SECONDS	47.90%

PERCENT IO LOANS	89.181%
TOP STATE CONCENTRATIONS	CA(47%), FL(6%), WA(6%)
TOP ZIPCODE (94110)	0.61%

Product Type

Product Type	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
1/1 LIBOR	2	1,419,923.40	0.28	5.908	712	71.11	80
2/6 LIBOR	6	1,602,884.84	0.32	8.554	715	85.31	94.3
2/6 LIBOR 10 YR IO	22	8,835,283.69	1.76	7.947	668	76.9	91.44
3/1 LIBOR	4	803,377.58	0.16	7.464	735	76.03	76.03
3/1 LIBOR 10YR IO	1	223,200.00	0.04	6.25	715	80	80
3/6 LIBOR	2	318,981.12	0.06	6.7	676	80	85.4
3/6 LIBOR 10YR IO	24	6,287,048.49	1.26	6.338	735	70.12	81.08
3/6 LIBOR 3YR IO	2	370,000.00	0.07	6.605	635	71.24	82.05
3/6 LIBOR 5YR IO	2	288,300.00	0.06	7.887	684	75.48	87.1
5/1 LIBOR	105	25,700,605.22	5.13	6.671	726	68.2	74.32
5/1 LIBOR 10YR IO	59	15,742,895.41	3.14	7.353	675	78.19	91.11
5/1 LIBOR 5YR IO	654	199,986,035.70	39.94	6.63	722	71.54	80.21
5/6 LIBOR	56	12,967,641.28	2.59	7.185	700	76.81	85.37
5/6 LIBOR 10YR IO	258	76,870,672.86	15.35	6.938	704	76.97	86.4
5/6 LIBOR 5YR IO	17	3,402,098.72	0.68	6.766	713	70.46	78.51
7/1 LIBOR	11	5,477,211.05	1.09	6.75	745	64.72	65.95
7/1 LIBOR 10YR IO	1	424,000.00	0.08	7	688	80	100
7/1 LIBOR 7YR IO	168	82,753,944.66	16.53	6.771	728	72.5	81.11
7/6 LIBOR	18	4,351,006.74	0.87	6.495	723	69.2	74.97
7/6 LIBOR 10YR IO	109	34,147,569.41	6.82	6.661	708	74.72	80.86
10/1 LIBOR	5	1,523,444.17	0.3	6.022	708	69.09	79.79
10/1 LIBOR 10YR IO	34	15,119,123.52	3.02	6.312	722	64.68	70.77
10/6 LIBOR 10YR IO	6	2,042,694.85	0.41	6.937	718	65.28	75.42
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Original Balance ($)

Original Balance ($)	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
50,000.00 or less	4	181,135.09	0.04	7.715	715	76.32	85.52
50,000.01 - 100,000.00	57	4,637,315.46	0.93	7.127	717	71.17	79.4
100,000.01 - 150,000.00	202	25,922,938.33	5.18	6.845	707	73.05	82.61
150,000.01 - 200,000.00	224	39,794,175.40	7.95	6.815	714	74.42	84.21
200,000.01 - 250,000.00	206	46,504,322.70	9.29	6.761	713	74.27	82.81
250,000.01 - 300,000.00	175	48,063,718.51	9.6	6.793	716	73.92	82.63
300,000.01 - 350,000.00	154	49,808,993.25	9.95	6.832	708	73.88	82.32
350,000.01 - 400,000.00	116	43,984,763.33	8.79	6.646	716	71.62	79.93
400,000.01 - 450,000.00	118	49,891,114.92	9.97	6.773	720	72.74	80.7
450,000.01 - 500,000.00	84	40,119,147.74	8.01	6.666	719	73.52	80.88
500,000.01 - 550,000.00	71	37,052,428.72	7.4	6.556	727	74.44	84.76
550,000.01 - 600,000.00	39	22,611,126.60	4.52	6.578	719	73.58	84.67
600,000.01 - 650,000.00	37	23,527,228.58	4.7	6.782	715	69.34	76.19
650,000.01 - 700,000.00	10	6,825,190.82	1.36	6.916	710	70.54	76.51
700,000.01 - 750,000.00	5	3,617,750.00	0.72	6.758	738	66.29	77.33
750,000.01 - 800,000.00	12	8,755,331.28	1.75	6.582	748	69.39	74.07
800,000.01 - 850,000.00	10	8,388,595.58	1.68	6.603	733	69.98	80.03
850,000.01 - 900,000.00	10	8,751,631.43	1.75	6.725	734	65.66	69.57
900,000.01 - 950,000.00	6	5,568,316.86	1.11	6.936	708	70.87	76.7
950,000.01 - 1,000,000.00	24	23,714,009.58	4.74	7.112	708	70.39	80.76
1,000,000.01 or greater	2	2,938,708.53	0.59	6.75	709	64.17	64.17
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Current Balance ($)

Current Balance ($)	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
50,000.00 or less	5	$225,220.44	0.04	7.551	717	67.83	77.39
50,000.01 - 100,000.00	57	4,637,315.46	0.93	7.127	717	71.17	79.40
100,000.01 - 150,000.00	203	26,041,426.79	5.20	6.845	707	73.09	82.60
150,000.01 - 200,000.00	224	39,794,175.40	7.95	6.815	714	74.42	84.21
200,000.01 - 250,000.00	206	46,504,322.70	9.29	6.761	713	74.27	82.81
250,000.01 - 300,000.00	176	48,615,469.34	9.71	6.789	717	73.57	82.17
300,000.01 - 350,000.00	152	49,394,668.61	9.87	6.833	708	74.09	82.59
350,000.01 - 400,000.00	117	44,345,763.33	8.86	6.650	717	71.65	80.09
400,000.01 - 450,000.00	117	49,530,114.92	9.89	6.770	720	72.73	80.56
450,000.01 - 500,000.00	86	41,119,088.65	8.21	6.671	718	73.50	80.92
500,000.01 - 550,000.00	69	36,052,487.81	7.20	6.547	727	74.49	84.82
550,000.01 - 600,000.00	39	22,611,126.60	4.52	6.578	719	73.58	84.67
600,000.01 - 650,000.00	37	23,527,228.58	4.70	6.782	715	69.34	76.19
650,000.01 - 700,000.00	10	6,825,190.82	1.36	6.916	710	70.54	76.51
700,000.01 - 750,000.00	5	3,617,750.00	0.72	6.758	738	66.29	77.33
750,000.01 - 800,000.00	11	8,455,331.28	1.69	6.589	747	70.14	74.98
800,000.01 - 850,000.00	10	8,388,595.58	1.68	6.603	733	69.98	80.03
850,000.01 - 900,000.00	10	8,751,631.43	1.75	6.725	734	65.66	69.57
900,000.01 - 950,000.00	6	5,568,316.86	1.11	6.936	708	70.87	76.70
950,000.01 - 1,000,000.00	24	23,714,009.58	4.74	7.112	708	70.39	80.76
1,000,000.01 or greater	2	2,938,708.53	0.59	6.750	709	64.17	64.17
Total:	1,566	$500,657,942.71	100.00	6.759	717	72.73	81.28

Gross Mortgage Interest Rates (%)

Gross Mortgage Interest Rates (%)	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
5.000 - 5.499	8	2,138,061.51	0.43	5.276	719	68.31	75.78
5.500 - 5.999	115	36,866,234.02	7.36	5.719	735	66.38	71.66
6.000 - 6.499	219	81,776,052.55	16.33	6.24	730	70.86	78.66
6.500 - 6.999	752	242,562,680.41	48.45	6.686	717	72.14	80.55
7.000 - 7.499	244	70,931,930.30	14.17	7.162	714	74.99	85.17
7.500 - 7.999	166	46,315,156.17	9.25	7.667	697	78.01	88.7
8.000 - 8.499	47	15,170,181.82	3.03	8.114	682	78.96	88.37
8.500 - 8.999	10	3,131,582.40	0.63	8.704	674	78.58	89.68
9.000 - 9.499	4	1,474,139.83	0.29	9.057	712	83.12	83.12
9.500 - 9.999	1	291,923.70	0.06	9.55	768	90	90
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Original Term (Months)

Original Term (Months)	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
360	1566	500,657,942.71	100	6.759	717	72.73	81.28
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Cut Off Remaining Term (Months)

Cut Off Remaining Term (Months)	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
<= 356	326	94,708,842.92	18.92	7.075	704	75.36	86.4
358 - 357	392	119,300,842.22	23.83	6.798	704	74.97	82.24
359 - 358	400	132,106,062.47	26.39	6.708	725	72.41	81.26
360 - 359	448	154,542,195.10	30.87	6.577	727	69.65	77.42
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Seasoning(Months)

Seasoning (Months)	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
1	448	154,542,195.10	30.87	6.577	727	69.65	77.42
2 - 5	1050	325,338,297.06	64.98	6.839	712	74.4	83.3
6 - 9	58	18,267,943.13	3.65	6.94	711	69.15	78.59
10 - 13	7	1,778,288.78	0.36	6.217	725	68.25	72.47
14 or greater	3	731,218.64	0.15	6.434	727	77.54	86.35
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Credit Scores

Credit Scores	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
Data Not Compiled	1	321,139.21	0.06	9	0	75	75
581 - 600	1	290,327.08	0.06	6.875	600	80	100
601 - 620	20	7,236,073.54	1.45	6.88	615	72.11	80.65
621 - 640	54	15,863,028.92	3.17	6.992	632	76.17	85.92
641 - 660	84	24,371,222.15	4.87	7.297	652	76.89	84.76
661 - 680	180	55,808,515.86	11.15	6.887	672	73.4	81.4
681 - 700	284	86,161,922.48	17.21	6.895	690	74.51	84.29
701 - 720	266	87,301,560.53	17.44	6.727	710	73.24	82.63
721 - 740	227	77,055,275.38	15.39	6.586	730	72.82	81.7
741 - 760	175	52,520,694.30	10.49	6.633	751	73.64	82.54
761 - 780	129	40,996,719.09	8.19	6.643	770	70.45	77.71
781 - 800	109	40,665,803.61	8.12	6.587	790	65.23	71.67
801 - 820	36	12,065,660.56	2.41	6.508	806	68.71	72.85
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Original LTV

Original LTV	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
50.00 or less	105	27,991,367.93	5.59	6.428	742	40.15	43.77
50.01 - 55.00	44	17,225,008.14	3.44	6.394	745	52.26	53.82
55.01 - 60.00	53	19,386,508.56	3.87	6.444	733	58.06	59.07
60.01 - 65.00	113	48,902,697.58	9.77	6.551	713	63.57	66.42
65.01 - 70.00	126	45,988,798.49	9.19	6.7	715	68.82	75.63
70.01 - 75.00	145	52,426,464.38	10.47	6.89	718	73.77	78.7
75.01 - 80.00	928	276,891,778.59	55.31	6.84	712	79.7	92.05
80.01 - 85.00	15	3,588,344.23	0.72	7.075	701	83.91	85.85
85.01 - 90.00	27	6,173,759.70	1.23	7.271	698	89.54	89.54
90.01 - 95.00	10	2,083,215.11	0.42	7.188	722	94.67	94.67
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Combined LTV

Combined LTV	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
50.00 or less	93	23,576,265.43	4.71	6.458	743	40.59	40.99
50.01 - 55.00	42	16,374,973.17	3.27	6.34	742	50.62	51.99
55.01 - 60.00	54	19,153,028.42	3.83	6.435	732	56.84	57.9
60.01 - 65.00	96	41,352,626.37	8.26	6.549	719	62.72	63.42
65.01 - 70.00	97	36,816,579.64	7.35	6.621	723	67.03	68.57
70.01 - 75.00	110	38,131,582.68	7.62	6.848	723	73.5	73.89
75.01 - 80.00	309	94,860,004.65	18.95	6.787	710	78.43	79.5
80.01 - 85.00	35	10,976,326.75	2.19	7.005	700	76.23	83.13
85.01 - 90.00	118	33,621,557.16	6.72	6.951	706	79.32	89.26
90.01 - 95.00	116	34,610,088.94	6.91	6.997	697	78.93	94.26
95.01 - 100.00	496	151,184,909.50	30.2	6.827	716	79.35	99.78
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Occupancy Type

Occupancy Type	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
Primary	1159	382,005,917.80	76.3	6.711	713	74.68	85.07
Investment	359	103,442,029.45	20.66	6.943	729	66.2	68.44
Second Home	48	15,209,995.46	3.04	6.706	718	67.96	73.53
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Property Type

Property Type	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
Single Family	919	292,444,452.06	58.41	6.745	716	73.25	81.85
PUD	276	87,781,307.45	17.53	6.726	711	73.5	83.55
Condo	214	57,915,698.13	11.57	6.822	720	73.12	83.98
Duplex	86	31,975,062.82	6.39	6.876	717	70.21	75.41
Fourplex	40	17,004,893.10	3.4	6.862	730	66.82	69.71
Triplex	29	12,997,268.43	2.6	6.623	725	67.66	70.6
Townhouse	2	539,260.72	0.11	5.787	675	75.99	83.64
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Loan Purpose

Loan Purpose	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
Purchase	777	241,334,784.91	48.2	6.866	718	77.94	91.3
Cash Out Refinance	472	157,353,886.53	31.43	6.701	713	67.69	70.58
Rate/Term Refinance	317	101,969,271.27	20.37	6.593	719	68.15	74.09
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Documentation Type

Documentation Type	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
Reduced/Low/Stated	709	239,106,519.63	47.76	6.74	723	73.59	83.24
Full/Alt/Streamline	466	135,957,426.07	27.16	6.662	706	75.31	83.93
No Ratio/NORA	183	64,116,865.99	12.81	6.834	720	69.92	76.41
No Doc/NINA	208	61,477,131.02	12.28	6.965	710	66.55	72.87
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Lien Position

Lien Position	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
1st	1566	500,657,942.71	100	6.759	717	72.73	81.28
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

State

State	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
California	569	234,592,480.64	46.86	6.645	722	70.7	79.74
Florida	135	31,982,596.11	6.39	6.826	720	74.6	83.67
Washington	101	28,458,556.20	5.68	6.733	721	77.17	85.54
Illinois	100	27,136,572.76	5.42	6.979	715	74.25	81.89
Arizona	83	19,839,820.30	3.96	6.885	712	72.86	80.69
Virginia	46	16,454,042.23	3.29	6.799	703	71.48	79.73
Colorado	52	15,057,124.22	3.01	6.858	711	71.29	78.92
New York	34	13,737,348.63	2.74	6.61	714	70.57	78.12
Maryland	34	12,621,473.27	2.52	6.501	711	73.95	83.34
Nevada	35	11,113,585.33	2.22	7.05	710	73.66	80.72
Other	377	89,664,343.02	17.91	6.945	708	75.98	84.02
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Prepayment Penalty Term (Months)

Prepayment Penalty Term (Months)	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
0	1044	345,174,527.37	68.94	6.772	720	73.1	81.57
6	13	2,812,631.70	0.56	7.783	704	79.73	88.72
7	7	2,536,362.44	0.51	7.016	744	67.99	77.47
12	115	37,019,976.03	7.39	6.844	712	72.43	81.83
24	46	14,722,662.00	2.94	7.492	686	74.98	89.55
33	4	985,248.16	0.2	6.457	734	80	95.14
36	332	96,392,428.91	19.25	6.53	713	70.93	78.32
60	5	1,014,106.10	0.2	7.092	691	80	100
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Interest Only Period (Months)

Interest Only Period (Months)	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
0	209	54,165,075.40	10.82	6.817	720	70.78	77.16
36	2	370,000.00	0.07	6.605	635	71.24	82.05
60	673	203,676,434.42	40.68	6.634	722	71.52	80.2
84	168	82,753,944.66	16.53	6.771	728	72.5	81.11
120	514	159,692,488.23	31.9	6.892	703	75.04	84.15
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Periodic Cap

Periodic Cap	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
1.000	356	104,093,094.77	20.79	6.876	711	76.15	85.78
2.000	1210	396,564,847.94	79.21	6.728	718	71.83	80.1
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Initial Rate Cap

Initial Rate Cap	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
2.000	9	2,711,600.98	0.54	6.614	708	73.69	81.05
3.000	48	15,425,194.71	3.08	7.395	698	77.07	88.41
5.000	1144	384,422,306.64	76.78	6.624	723	71.54	79.46
6.000	365	98,098,840.38	19.59	7.19	694	76.67	87.32
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Maximum Interest Rate

Maximum Interest Rate	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
9.501 - 10.000	2	257,221.52	0.05	5.398	769	59.53	63.6
10.001 - 10.500	25	9,270,705.56	1.85	5.451	728	73	78.32
10.501 - 11.000	122	38,608,100.97	7.71	5.854	736	65.12	71.1
11.001 - 11.500	361	125,975,132.94	25.16	6.369	726	71.08	78.91
11.501 - 12.000	523	174,096,632.15	34.77	6.782	718	72.14	80.77
12.001 - 12.500	173	49,643,666.27	9.92	7.067	720	75.65	83.57
12.501 - 13.000	170	48,441,913.52	9.68	7.215	693	76.28	87.02
13.001 - 13.500	108	28,945,616.81	5.78	7.531	701	76.63	88.55
13.501 - 14.000	60	17,837,878.66	3.56	7.807	683	79.06	89.64
14.001 - 14.500	14	3,742,010.79	0.75	8.22	661	81.47	91.7
14.501 - 15.000	6	3,212,144.07	0.64	8.876	668	77.91	86.96
15.001 - 15.500	1	334,995.75	0.07	9.25	768	90	90
15.501 - 16.000	1	291,923.70	0.06	9.55	768	90	90
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Months to Roll

Months to Roll	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
7 - 12	2	1,419,923.40	0.28	5.908	712	71.11	80
13 - 18	2	1,267,000.00	0.25	8.855	688	74.2	85.8
19 - 24	26	9,171,168.53	1.83	7.928	674	78.75	92.72
25 - 30	4	860,100.00	0.17	6.991	668	42.82	74.43
31 - 36	31	7,430,807.19	1.48	6.471	732	74.9	81.74
43 - 48	2	516,318.64	0.1	6.562	734	80.68	80.67
49 - 54	39	10,508,239.63	2.1	6.839	713	73.37	81.43
55 - 60	1108	323,645,390.92	64.64	6.759	715	73.01	81.89
73 - 78	9	2,802,581.30	0.56	6.902	732	73.91	79.61
79 - 84	298	124,351,150.56	24.84	6.728	723	72.65	80.26
103 - 108	2	619,075.10	0.12	5.717	760	58.78	69.2
109 - 114	10	4,204,135.88	0.84	6.461	707	60.48	69.41
115 - 120	33	13,862,051.56	2.77	6.353	722	66.78	72.93
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28

Gross Margin

Gross Margin	# of Loans	Aggregate Principal Balance	Percent by Balance (%)	WA Gross Mortgage Rate	WA FICO	WA Original LTV (%)	WA Combined LTV (%)
2.000 or less	4	1,856,643.06	0.37	6.722	716	74.15	81.1
2.001 - 2.250	1379	449,058,484.84	89.69	6.681	719	72.06	80.06
2.501 - 2.750	130	31,933,393.16	6.38	7.291	705	79.07	93.8
2.751 - 3.000	28	10,517,245.94	2.1	7.962	678	77.38	90.8
3.001 - 3.250	7	2,565,921.83	0.51	7.436	650	71.9	87.55
3.251 - 3.500	14	3,711,142.94	0.74	7.326	680	80.98	86.99
4.001 - 4.250	1	251,750.00	0.05	8.25	744	94.29	94.29
4.251 - 4.500	2	540,160.94	0.11	8.529	693	90	90
4.751 - 5.000	1	223,200.00	0.04	8	676	80	95
Total:	1566	500,657,942.71	100	6.759	717	72.73	81.28